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                                                                   EXHIBIT 10.38

                        AMERICAN ARBITRATION ASSOCIATION

                                  DALLAS, TEXAS

WILLIAM E. OGLE,                     )
                                     )
   CLAIMANT,                         )
                                     )
V.                                   )      ARBITRATION NO.  71 160 00207 00
                                     )
3Dfx INTERACTIVE, INC. AND           )
STB SYSTEMS, INC.                    )
                                     )
   RESPONDENT.                       )


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        This Settlement Agreement is entered into by and between William E. Ogle ("Ogle") on the one hand, and 3dfx Interactive, Inc. and STB Systems, Inc. (collectively, "3dfx") on the other hand.

                                   ARTICLE I.

        DEFINITIONS: As used in the Settlement Agreement, the following terms shall have the definition indicated throughout.

        1.1     "Agreement" shall mean this Settlement Agreement.

        1.2 "3dfx" shall mean Respondents 3dfx Interactive, Inc. and STB Systems, Inc., together with any of their parents, subsidiaries, affiliates, and all of their officers, directors, agents, representatives, employees, and/or attorneys.

        1.3 "Ogle" shall mean William E. Ogle, together with any of his agents, representatives, employees, and/or attorneys.

        1.4 "Party" or "Parties" shall mean "3dfx" and "Ogle" as those terms are herein defined.

        1.5 "Transaction in Question" shall mean all of the underlying facts: events, transactions, facts, agreements, and disputes referenced in or pertaining to the arbitration styled WILLIAM E. OGLE V. 3Dfx INTERACTIVE, INC. AND STB SYSTEMS, INC.; Arbitration No. 71 160 00207 00; before the American Arbitration Association, including all claims and counterclaims arising out of any



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                employment agreements or amendments between the Parties,
                representations made by any Party, any claims for stock options, profit sharing incentive compensation, commissions, any claims arising out of Ogle's relationship with 3dfx, including his employment and departure from 3dfx, and including Ogle's claims for libel, slander, and defamation, regardless of whether such claims are pending in or subject to this arbitration.

        1.6 "Closing Date" is the date this Agreement is signed by the Parties and an executed original counterpart of this Agreement is delivered to Stewart H. Thomas and Brenda Collier.

                                   ARTICLE II.

RECITALS AND PURPOSES

        2.1 Bona fide disputes and controversies exist between the Parties both as to liability and the amount of damages thereof, if any, by reason of such disputes and controversies, and the Parties desire to compromise and settle all claims and causes of action hereto of any kind whatsoever, which the Parties had, now have, or may have in the future, arising, out of any part of the Transaction in Question and intend that the full terms and conditions of the compromise and settlement be set forth in this Agreement.

                                  ARTICLE III.

        Upon execution of this Agreement, and in consideration of the Mutual Promises contained herein, the Recitals contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Parties agree to the following:

        3.1 DISPOSITION OF LITIGATION: Upon the execution of this Agreement and Mutual Release, 3dfx and Ogle agree to enter into an Agreed Order of Dismissal with Prejudice (Exhibit A) in WILLIAM OGLE V. 3Dfx INTERACTIVE, INC. AND STB SYSTEMS, INC.; Arbitration No. 71 160 00207 00; before the American Arbitration Association ("AAA").

        3.2 3Dfx'S CONSIDERATION: In consideration for signing and abiding by this Agreement and for dismissing the pending lawsuit, 3dfx shall tender to Ogle the following:

                (a) Three hundred thousand dollars ($300,000) as payment of his Parachute Payment as that term is defined in the Employment Agreement as Amended payable as 3dfx's entire fee simple interest in that certain condominium and personal property therein known as Unit 611, located at the Texas Motor Speedway, free and clear of all liens and encumbrances, together with all rights and privileges associated with ownership of said



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                        condominium. Pursuant to this transfer, 3dfx will
                        execute a General Warranty Deed transferring the condominium and all personal property therein to William
                        E. Ogle, and pay to William E. Ogle a sum equal to all unpaid taxes and assessments accrued or accruing for the year 2000, pro-rated through November 29, 2000. The Parties agree to a fair market valuation of three hundred thousand dollars ($300,000) for the condominium and all personal property located therein. A copy of said General Warranty Deed shall be attached to this Settlement Agreement as Exhibit B and incorporated herein, and all personal property found in that certain condominium known as Unit 611, located at the Texas Motor Speedway, listed on Exhibit C

                (b) An assignment of fifty percent (50%) of all future principal and interest payments payable by Enseo, Inc. beginning February 2001 (the "Assignment") under that certain promissory note executed by Enseo, Inc. ("Enseo") owed to 3dfx in the principal amount of $3,000,000 dated March 1, 2000 (the "Note") and the security agreement entered into as collateral for such Note, as payment for any remaining claims made by Ogle against 3dfx in the Arbitration or otherwise released pursuant to this Agreement. A copy of such assignment of the payments due under the Note and security interest is attached here to as Exhibit D. Such assignment is without recourse against 3dfx for collection of those amounts from Enseo unless such payment(s) are actually received by 3dfx, in which case 3dfx shall hold Ogle's share of such payment(s) in trust for Ogle and forward them to Ogle within five business days of receipt from Enseo. 3dfx agrees to instruct Enseo to pay directly to Ogle the entire principal and interest from Enseo's payments of the next three (3) Note payments, namely, the principal and interest payments made in February 2001, May 2001, and August, 2001 and forty-three and 65/100 percent (43.65%) of all such future payments made by Enseo under the Note. Such letter of instruction is attached hereto as Exhibit E with a payment schedule outlining the percentages and amounts to be paid attached thereto. It is expressly agreed and understood among the Parties that, in the event Enseo defaults on any or all of its Note payments, Ogle shall have no recourse against 3dfx, and any default by Enseo does not constitute a breach of this Agreement. In the event of a default by Enseo, under the Note, however, both 3dfx and Ogle retain a right to sue Enseo on the Note and to foreclose the security interest to the extent of their fifty percent (50%) interest in Enseo's obligations under the Note.

                (c) As additional consideration, 3dfx hereby releases Ogle from all obligations under the Employment Agreement as Amended.

                (d) As additional consideration, 3dfx hereby agrees that any Indemnification Agreement executed between Ogle and 3dfx or STB will remain in full force and effect as relates to claims asserted against Ogle as an officer or director of 3dfx or STB for acts taking place prior to Ogle's resignation.



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        3.3     OGLE'S CONSIDERATION: In consideration for signing and abiding by this Agreement and for dismissing the pending lawsuit, Ogle makes the following promises and representations to 3dfx:

                a. Ogle agrees to sign and abide by the Agreed Order of Dismissal to be filed with the AAA.

                b. Ogle acknowledges and agrees that he has the right to discuss all aspects of this Agreement with a private attorney, has been encouraged to do so by 3dfx, and has done so to the extent he desires. Further, Ogle understands that he has twenty-one (21) days to sign this Agreement after receipt of it in order to consider all of its terms fully. This Agreement may be revoked by Ogle only by delivering a written Notice of Revocation to 3dfx's attorney, Stewart H. Thomas, Beckham & Thomas, 2626 Cole Ave.; Suite 950, Dallas Texas 75204 before 5:00 p.m. on Wednesday, December 6, 2000, and this Agreement shall not become effective or enforceable until the revocation period has expired. If Ogle does not agree with and sign this Agreement within twenty-one
                        (21) days of receipt of this Agreement, this Agreement is automatically withdrawn and is null and void.

        3.4 COVENANT NOT TO SUE: Upon the execution of this Agreement and Mutual Release, the Parties agree not to sue one another over any matter relating to or arising out of any part of the Transaction in Question.

        3.5 ATTORNEY'S FEES AND COSTS: The Parties shall bear his or its own costs and attorneys fees.

        3.6 RELEASES: The Parties execute the following Releases except as to their obligations set forth in this Agreement:

                (a) 3dfx forever releases, discharges, acquits, and relinquishes Ogle, together with his agents, representatives, employees, assigns, successors, trustees, administrators, attorneys, and legal representatives, of and from any and all claims, demands, suits, damages, actions, causes of action, of any kind or nature whatsoever, both at law and in equity, whether heretofore or hereafter accruing, whether now known or not known, whether foreseen or unforeseen, for or because of any matter or thing done, omitted, or suffered to be done by any of the Parties, prior to and including the date hereof, including all claims in any way directly or indirectly arising out of the actions made the basis of Arbitration referenced in paragraph 1.5 above, or any part of the Transaction in Question, including claims for breach of Ogle's Employment Agreement or its Amendment, fraud, fraud in the inducement (both of the Ogle Employment Agreement Amendment and of the merger between STB Systems, Inc. and 3dfx Interactive, Inc.), or any other representations made by Ogle, 3dfx, or STB, or any of their agents, attorneys and affiliates at any time, and attorneys fees.



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                (b)     Ogle forever releases, discharges, acquits, and
                        relinquishes 3dfx, together with their parents, subsidiaries, affiliates, and all of their agents, representatives, officers, directors, employees, assigns, successors, trustees, administrators, attorneys, and legal representatives, of and from any and all claims, demands, suits, damages, actions, causes of action, of any kind or nature whatsoever, both at law and in equity, whether heretofore or hereafter accruing, whether now known or not known, whether foreseen or unforeseen, for or because of any matter or thing done, omitted, or suffered to be done by any of the Parties, prior to and including the date hereof, including all claims in any way directly or indirectly arising out of the actions made the basis of the Arbitration referenced in paragraph 1.5 above, or any part of the Transaction in Question, including claims for breach of Ogle's Employment Agreement or its Amendment, fraud, fraud in the inducement (both of the Ogle Employment Agreement Amendment and of the merger between STB Systems, Inc. and 3dfx Interactive, Inc.), libel, slander, defamation, or any other representations made by Ogle or 3dfx, or any of their agents, attorneys and affiliates at any time, and any claim for attorneys fees.

                (c) In consideration of the above agreements, understandings, arrangements, and obligations made by each of the Parties, including but not limited to those set forth in paragraphs 3.2 and 3.3, both Parties voluntarily and knowingly waive, release, and discharge each other, their predecessors, successors, affiliates, employees, officers, directors, shareholders, partners, assigns, employee retirement, health and welfare benefit plans and the fiduciaries thereof, and agents from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which each may have against the other or may have or claim to have against any of them as a result of Ogle's employment and/or separation from employment (excluding breach of this Agreement), as well as all claims or causes of action of any kind arising out of Ogle's employment agreements with 3dfx or STB. Ogle and 3dfx and STB agree not to file any future action to assert such claims. This includes, but is not limited to:

                        (i) claims concerning Ogle's employment with 3dfx and/or separation therefrom;

                        (ii) claims arising, under federal, state, or local laws prohibiting discrimination such as, without limitation, the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (for all claims arising through the date you sign this Agreement), the Americans with Disabilities Act, the Equal Pay Act, the Texas Commission on Human Rights Act, and the Family and Medical Leave Act;

                        (iii) claims for breach of contract, excluding breach of this Agreement by 3dfx, quasi-contract, or wrongful or constructive discharge;



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                        (iv)    claims for personal injury, harm, or damages
                                (whether intentional or unintentional),
                                including but not limited to, libel, slander, assault, battery, invasion of privacy, negligent or intentional infliction of emotional distress, or interference with business opportunity or with contracts;

                        (v) claims arising out of any legal restrictions on 3dfx's right to terminate its employees;

                        (vi) claims arising under the Employee Retirement Income Security Act:

                        (vii) for salary, vacation pay, sick pay, bonus, profit sharing, incentive compensation, stock options, severance pay, future pay, compensation of any kind, retirement, health insurance, long-term disability, AD&D, life insurance, or any other employee benefit; or

                        (viii) claims arising out of any exercise and/or sale of any incentive stock options or stock in 3dfx.

        3.7 SURVIVABILITY: It is understood and agreed that this Agreement shall be binding upon and inure to the benefit of all the Parties and their respective heirs, spouses, representatives, successors, and assigns in each and all capacities of each Party.

        3.8 OTHER DOCUMENTATION: Each of the Parties agrees promptly to execute, acknowledge and deliver all further documents and instruments that may be necessary to consummate this Agreement and to execute, acknowledge, attest, and deliver all additional documents, instruments, consents and approvals necessary or advisable to fully evidence and perfect each Parties rights and obligation described in paragraphs 3.1 to 3.6 of this Agreement.

        3.9 ENTIRE AGREEMENT: It is understood and agreed that this Agreement contains the entire agreement between the Parties and supersedes any and all prior agreements or undertakings between the Parties relating to the subject matter of this Agreement or relating in any way to the Transaction in Question. No oral understandings, statements, promises or inducements that tend to alter or are contrary to the terms of this Agreement exist. This Agreement cannot be changed orally. Any changes or amendments must be signed by all Parties affected by the amendment.

        3.10 NO ADMISSION OF LIABILITY: It is understood and agreed that this a compromise of disputed claims and that nothing contained herein shall be construed as an admission of liability by, or on behalf of any Party, any such liability being expressly denied. The Parties further recognize that this Agreement has been entered into for the release and compromise of any claims which might be asserted by any Party and to avoid the expense and burden of litigation.



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        3.11    GOVERNING LAW AND VENUE: It is understood and agreed that this
                Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be fully performable therein. Any dispute regarding this Agreement shall be filed in Dallas County, Texas.

        3.12 COUNTERPARTS: It is understood and agreed that this Agreement may be executed in multiple originals and or counterparts each of which shall be deemed an original for all purposes but such counterparts together shall constitute one and the same instrument.

        3.13 HEADINGS: The headings of this agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

        3.14 SEVERABILITY: If any section, paragraphs, sentence, clause or phrase contained in this Agreement shall become illegal, null or void, or shall be found to be against public policy for any reason or shall be held by any Court of competent jurisdiction to be illegal, null or void or found to be against public policy the remaining sections, paragraphs, sentences, clauses or phrases contained in this Agreement shall not be affected thereby. In the event Ogle is required to repay or reassign any portion of the consideration, or any part of the consideration is voided, Ogle retains a claim against 3dfx to the extent of the repaid, reassigned, or voided consideration, notwithstanding the releases contained in this Agreement or other provisions contained in this paragraph.

        3.15 WAIVER: The waiver of any beach of any provision hereunder by any Party to this Agreement shall not be deemed to be a waiver of any proceeding or subsequent breach hereunder.

        3.16 BINDING CONTRACT: It is expressly agreed and understood that the terms of this Agreement are contractual, and not mere recitals of the Parties hereto, and the Parties intend to be hereby bound by its terms.

        3.17 AUTHORITY: Each Party hereto and each Party's authorized agents or representatives, if any, hereby acknowledge and expressly warrant and represent for himself or itself and for his or its predecessors, successors, assigns, heirs, administrators, and legal representatives that he or it:

                (a) is legally competent and authorized to execute this Agreement;

                (b) has not assigned, sold, or transferred, either by instrument in writing or otherwise, any right, title, interest or ownership in any asset or thing to be conveyed or released in this Agreement;

                (c)     has read and understands the effect of this Agreement;

                (d) is represented by independent legal counsel of the Party's choice;



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                (e)     has received all additional information requested prior
                        to executing this Agreement;

                (f) executes this Agreement of the Party's own free will and accord for the purposes and consideration set forth herein without reliance upon any statement, representation or inducement of any other Party not contained herein;

                (g) has the full right and authority to enter into this Agreement and to consummate the transfer and assignments contemplated herein;

                (h) has obtained all consents or waivers from all lending institutions sufficient to transfer the consideration expressed on paragraph 3.2 free and clear of all liens or superior security interests; and

                (i) is authorized to sign this Agreement on behalf of any of the Parties hereto.

        3.18 RETURN OF DOCUMENTS: The Parties shall return all documents marked "Confidential" and produced by the opposing Party or its counsel to the offices of the producing Party's counsel for disposal within fourteen (14) days from the execution of this document, together with a letter certifying its compliance with this paragraph and with paragraph 13 of the Stipulation and Protective Order dated July 13, 2000.



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IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT on the 29th day of
November 2000.

3Dfx INTERACTIVE, INC.                      STB SYSTEMS, INC.



By /s/ BRYAN F. KEYES                        By /s/ BRYAN F. KEYES
   ---------------------------------------     ---------------------------------
   BRYAN F. KEYES                              BRYAN F. KEYES
   Its Vice President and General Counsel      Its Vice President and General
                                               Counsel



STATE OF TEXAS       )

COUNTY OF DALLAS     )


        BEFORE ME, the undersigned Notary Public, on this day personally appeared BRYAN F. KEYES, the Vice President and General Counsel of 3dfx Interactive, Inc., a Texas corporation, and the Vice President and General Counsel of STB Systems, Inc., a Texas corporation, known to me (or satisfactorily proven) to be the person and officer who executed the foregoing instrument, and acknowledged that he executed the same as such officer, for the purposes therein contained, as the free act and deed of said corporation, by its authority.

        SUBSCRIBED AND SWORN TO BEFORE ME this 29th day of November 2000.

                                     /s/ MERNA BISHOP
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas
                                     My Commission Expires: 08-10-04
                                                            --------------------



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/s/ WILLIAM E. OGLE
-----------------------------
WILLIAM E. OGLE




STATE OF TEXAS       )

COUNTY OF DALLAS     )


        BEFORE ME, the undersigned Notary Public, on this day personally appeared WILLIAM E. OGLE, known to me (or satisfactorily proven) to be the person and officer who executed the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained, as the free act and deed.

        SUBSCRIBED AND SWORN TO BEFORE ME this 29th day of November 2000.


                                     /s/ MERNA BISHOP
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas
                                     My Commission Expires: 08-10-04
                                                            --------------------



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                        AMERICAN ARBITRATION ASSOCIATION

                                  DALLAS, TEXAS

WILLIAM E. OGLE,                     )
                                     )
   CLAIMANT,                         )
                                     )
V.                                   )      ARBITRATION NO.  71 160 00207 00
                                     )
3Dfx INTERACTIVE, INC. AND           )
STB SYSTEMS, INC.                    )
                                     )
    RESPONDENT.                      )

                    AGREED ORDER OF DISMISSAL WITH PREJUDICE

        Today, Claimant WILLIAM E. OGLE and Respondents 3Dfx INTERACTIVE, INC. AND STB SYSTEMS, INC. presented this Agreed Order of Dismissal with Prejudice to the arbitrator, Mr. George Allen Butler, representing to Mr. Butler that Claimant and Respondents have compromised and settled all claims and disputes between and among them., and that, as a result of such settlement, they no longer desire or require such disputes to be adjudicated in this or any other forum.

        The arbitrator finds that, in light of such settlement, this case should be dismissed with prejudice,

        IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that this case, including all claims or counter-claims asserted herein, or which could have been asserted herein, are hereby dismissed with prejudice to the refiling of same.

        SO ORDERED this _____ day of _______________________, 2000.



                                       -----------------------------------------
                                       GEORGE ALLEN BUTLER, Arbitrator



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Agreed and Accepted as to Form and Content:




By                                     By
   -------------------------------        --------------------------------------
   Brenda Collier                         Stewart H. Thomas
   Attorney for Claimant                  Attorney for Respondents
   William E. Ogle                        3dfx Interactive, Inc.
                                          and STB Systems, Inc.



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